UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2010

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

63 Lancaster Avenue
Malvern, PA 19355	19355-2143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2010, the Compensation Committee of the Board of Directors approved certain changes in the employment arrangements for Dr. Gerald Paul, the Registrant’s President and Chief Executive Officer, and the Board of Directors approved certain changes in the employment arrangements of Dr. Felix Zandman, the Registrant’s Executive Chairman of the Board, Chief Technical and Business Development Officer, Mr. Marc Zandman, the Registrant’s Vice-Chairman of the Board, and Chief Administration Officer, and President - Vishay Israel Ltd., and Dr. Lior Yahalomi, the Registrant’s Executive Vice President and Chief Financial Officer, upon the recommendation of the Registrant’s Compensation Committee. These arrangements (other than changes in base salaries) are expected to be included in amendments to the employment agreements of these executive officers.

No change was made to the executive compensation arrangements of Mr. Ziv Shoshani, Executive Vice President, Vishay Precision Group, who is expected to terminate his employment with the Registrant and become the Chief Executive Officer of Vishay Precision Group, Inc. following the contemplated spin-off of that company from the Registrant. See “The Spin-Off of Vishay Precision Group—Arrangements with Expected Vishay Precision Group Directors and Officers” below for information concerning Mr. Shoshani’s compensation arrangements with Vishay Precision Group following consummation of the spin-off.

Base Salaries

The base salaries for 2010 are set forth below.

Name	Positions Held	2010 Base Salary
Dr. Felix Zandman	Executive Chairman of the Board, Chief Technical and Business Development Officer	$975,000(a)
Dr. Gerald Paul	President and Chief Executive Officer	€752,776 (approximately $1,104,000)(a)(b)
Marc Zandman	Vice-Chairman of the Board, Chief Administration Officer, and President - Vishay Israel Ltd.	NIS 1,866,750 (approximately $475,000)(c)
Dr. Lior Yahalomi	Executive Vice President and Chief Financial Officer	$417,000
Ziv Shoshani	Executive Vice President, Vishay Precision Group	NIS 1,201,329 (approximately $305,000)(a)(c)(d)

(a)	No change versus prior year.

(b)	Salary will be paid in Euro

(c)	Salary will be paid in Israeli shekels

(d)	Until the proposed spin-off occurs.

Annual Cash Incentive Programs

The employment agreements of Mr. Marc Zandman and Dr. Yahalomi will be amended to provide for changes to their annual cash incentive bonus.

Mr. Marc Zandman’s target bonus will be 50% of base salary with no minimum and a maximum bonus of 200% of base salary. Performance goals for purposes of the annual bonus award will be recommended by the Chief Executive Officer and approved by the Compensation Committee.

Dr. Yahalomi’s target bonus will be 50% of base salary with no minimum and a maximum bonus of 200% of base salary. Performance goals for purposes of the annual bonus award will be recommended by the Chief Executive Officer and approved by the Compensation Committee.

Long-term Equity Incentives

The employment agreements of the Registrant’s executive officers will be amended to provide for annual grants of equity-based compensation in the form of restricted stock units. Of the total equity-based compensation grant, 25% will be in the form of time-vested restricted stock units (“RSUs”) that carry only a service condition. The remaining 75% of the grant will be in the form of performance-vested restricted stock units, or performance stock units (“PSUs”). The PSUs will vest if certain defined performance criteria established by the Registrant’s Compensation Committee are realized. The grants will be made pursuant to the Vishay Intertechnology 2007 Stock Incentive Program. They will be based upon a percentage of base salary for the then current year as follows:

Name	LTI Value
Dr. Felix Zandman	160% of base salary
Dr. Gerald Paul	150% of base salary
Marc Zandman	100% of base salary
Dr. Lior Yahalomi	100% of base salary

The number of units granted annually to each executive will be determined by multiplying the executive's base salary for the applicable year by the respective percentage set forth above and dividing by the closing price of the Registrant’s common stock on the New York Stock Exchange on the last trading day preceding January 1 of the applicable year. For the purpose of the 2010 grants only, however, the total number of units was calculated based on a market price in proximity to the date of approval of the new long-term equity incentives. The RSUs and PSUs will time-vest on January 1 of the third year following grant, with the performance vesting of the PSUs to occur on the date that the Compensation Committee certifies that the performance criteria have been satisfied.

The grants for 2010 under these new equity compensation arrangements, which will time-vest on January 1, 2013, are as follows:

Name	RSUs Granted	PSUs Granted	Total Units
			Granted
Dr. Felix Zandman	37,000	111,000	148,000
Dr. Gerald Paul	39,000	118,000	157,000
Marc Zandman	11,000	34,000	45,000
Dr. Lior Yahalomi	10,000	30,000	40,000

Other

Dr. Paul will receive a special one-time equity-based compensation grant, representing $500,000 in value. The onetime equity based compensation grant will be in the form of time-vested restricted stock units, which will vest on January 1, 2013. The grant is being made in consideration of Dr. Paul’s having lead the company through the recent recession successfully while building cash.

The Spin-Off of Vishay Precision Group

As previously announced, the Registrant intends to spin-off its precision measurement and foil resistors businesses into an independent, publicly-traded company to be named Vishay Precision Group, Inc.

Special Transaction Bonuses

The Board of Directors approved special transaction bonuses related to the Vishay Precision Group spin-off. Upon the successful completion of the spin-off, Dr. Paul, Dr. Yahalomi, and Mr. Marc Zandman will each receive a $500,000 cash bonus.

See “Arrangements with Expected Vishay Precision Group Directors and Officers” below for incentives to Mr. Shoshani for the successful completion of the Vishay Precision Group spin-off.

Arrangements with Expected Vishay Precision Group Directors and Officers

The Registrant’s Strategic Affairs and Compensation Committees recommended to the Registrant’s Board of Directors the terms of the compensation of the executive officers and chairman of the board of Vishay Precision Group, to become effective upon consummation of the spin-off, as reflected in term sheets. On March 18, 2010, the Registrant’s Board of Directors approved the term sheets. These include Mr. Ziv Shoshani and Mr. Marc Zandman, both of whom are currently executive officers of the Registrant.

Ziv Shoshani

Upon consummation of the spin-off, Mr. Shoshani will become the President and Chief Executive Officer of Vishay Precision Group, Inc. It is anticipated that Mr. Shoshani will enter into a three-year employment agreement with Vishay Precision Group following the spin-off. The following is a summary of the terms of Mr. Shoshani’s employment arrangements with Vishay Precision Group, as well as certain other compensation that he will be eligible to receive in connection with the spin-off

Cash compensation. Mr. Shoshani will receive a base salary of $420,000, payable in Israeli currency based on the average exchange rate during the preceding calendar year. In addition, he will be eligible for an annual cash performance bonus. His target bonus will be 75% of base salary with no minimum and a maximum bonus of 200% of base salary. Performance goals for purposes of the annual bonus award will be established each year by the compensation committee of Vishay Precision Group.

Equity compensation. Mr. Shoshani will be entitled to receive an annual long-term equity incentive award with a target value equal to 100% of base salary. The form of the annual equity award will be as determined by the compensation committee of Vishay Precision Group. Mr. Shoshani will also receive a founder’s equity grant having a total value of $800,000. The grant will take the form of Vishay Precision Group restricted stock units (RSUs), all of which will vest three years from the distribution date. The RSUs will also vest on a change of control and in certain other circumstances to be determined by the compensation committee of Vishay Precision Group. These equity grants will be made pursuant to the Vishay Precision Group 2010 Stock Incentive Program, which is expected to be adopted prior to the spin-off.

Special bonuses. Mr. Shoshani will receive from Vishay Precision Group a cash sign-on bonus of $400,000 upon consummation of the spin-off. Mr. Shoshani will be obligated to repay this bonus if he terminates his employment with Vishay Precision Group during the initial three-year term of his employment contract, other than termination for good reason, death or disability. Mr. Shoshani will also receive a one-time cash bonus from the Registrant in the amount of $600,000 upon the successful completion of the spin-off.

Severance. If Mr. Shoshani’s employment is terminated without cause or if he terminates his employment with Vishay Precision Group for good reason, he will be entitled to receive cash severance in an amount equal to two years’ base salary plus a prorated amount of this target bonus for the year of termination. Mr. Shoshani will also be entitled to a customary continuation of benefits. Mr. Shoshani will not be entitled to a tax gross up in respect of any parachute payment tax imposed on his severance benefits, and, if a tax of this nature would otherwise be imposed, the severance payments will be cut back to the extent necessary to avoid this tax.

Other. Mr. Shoshani will be entitled to such other benefits, including retirement benefits, as may be approved by the compensation committee of Vishay Precision Group following the spin-off. He will also be subject to a customary non-competition agreement for a period of two years following termination of his employment with Vishay Precision Group. “Cause,” “good reason” and “change of control” will be as defined in Mr. Shoshani’s employment agreement.

Marc Zandman

Mr. Zandman is expected to be the non-executive Chairman of the Board of Directors of Vishay Precision Group. Mr. Zandman will receive an annual $75,000 retainer for his service on the Vishay Precision Group Board of Directors. Upon successful completion of the spin-off, Mr. Zandman will also receive a founder’s equity grant having a total value of $75,000. The grant will take the form of Vishay Precision Group restricted stock units (RSUs), which will vest pro rata over three years. These equity grants will be made pursuant to the Vishay Precision Group 2010 Stock Incentive Program.

Other Executive Officers

The Strategic Affairs and Compensation Committees also recommended to the Registrant’s Board of Directors the terms of employment arrangements with other persons expected to assume executive officer roles of Vishay Precision Group upon the completion of the Vishay Precision Group spin-off, as reflected in term sheets. On March 18, 2010, the Registrant’s Board of Directors approved these term sheets. These employees are not presently executive officers of the Registrant. The terms of these arrangements will be disclosed in the Vishay Precision Group Form 10 registration statement required to be filed in connection with the spin-off.

Director Compensation

On March 18, 2010, the Board of Directors determined to award to each of the non-management directors an annual grant of 10,000 restricted stock units (“RSUs”). The RSUs will vest three years from the date of grant, with pro rata vesting upon earlier cessation of service. These grants will be made pursuant to the Vishay Intertechnology 2007 Stock Incentive Program.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2010

VISHAY INTERTECHNOLOGY, INC.

By: /s/ Lior E. Yahalomi

Name: Dr. Lior E. Yahalomi
Title:	Executive Vice President and
Chief Financial Officer